UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 21, 2006

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COVENANT TRANSPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2006, Covenant Transport, Inc., a Nevada corporation (the "Parent"), and Covenant Asset Management, Inc., a Nevada corporation and one of the Parent's subsidiaries (the "Borrower"), entered into a Second Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent (the "Agent") and Regions Bank, SunTrust Bank, LaSalle Bank National Association, Branch Banking and Trust Company, National City Bank, Sovereign Bank, and First Tennessee Bank National Association (collectively, the "Lenders") that matures December 20, 2011 (the "Credit Agreement"). The Credit Agreement takes the place of that certain First Amended and Restated Credit Agreement with the Agent and other lenders, originally entered into December 16, 2004, as subsequently amended, which was scheduled to mature December 16, 2009. Borrowings under the Credit Agreement are classified as either "base rate loans" or "Eurodollar rate loans". Base rate loans accrue interest at a base rate set equal to the higher of the Federal Funds Rate plus ½ of 1% or the Agent's prime rate plus an applicable margin that is adjusted quarterly between 0.00% and 0.375% based on cash flow coverage. Eurodollar rate loans accrue interest at LIBOR plus an applicable margin that is adjusted quarterly between 0.625% and 1.625% based on cash flow coverage. The Credit Agreement is guaranteed by the Parent and all of the Parent's wholly-owned domestic subsidiaries except the Borrower and CVTI Receivables Corp. and is secured by a pledge of all of such subsidiaries' stock.

The maximum borrowing limit under the Credit Agreement is the lesser of (i) $200.0 million or (ii) 90% of the net book value of eligible revenue equipment less specified types of unsecured indebtedness. Letters of credit are limited to an aggregate commitment of $100.0 million and a swing line facility has a limit of $10.0 million. A commitment fee, adjusted quarterly between 0.125% and 0.350% per annum based on cash flow coverage, is due on the daily unused portion of the Credit Agreement. The Credit Agreement contains certain restrictions and covenants relating to, among other things, dividends, tangible net worth, cash flow, acquisitions and dispositions, and total indebtedness. The maximum principal amount of the commitments may be increased from time to time without approval by the Lenders by an amount up to $75 million in the aggregate; however, no such increase will increase any sublimit under the Credit Agreement. The Credit Agreement includes usual and customary events of default for a facility of this nature and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the Credit Agreement may be accelerated, and the Lenders' commitments may be terminated.

This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed with the Parent's Form 10-K for the fiscal year ending December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORT, INC.

Date: December 22, 2006	By:	/s/ Joey B. Hogan
Joey B. Hogan Executive Vice President and Chief Financial Officer